Exhibit 99.1
Cost-Effective Products for the Detection and Diagnosis of Cancer and Cancer-Related Diseases

Forward-looking statement • This presentation contains forward-looking information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

CytoCore Solutions™ From collection to analysis, CytoCore’s technologies provide significant value. Collection 9Adding value at each step 9 Reducing the time per result 9 Improving efficiency and efficacy Analysis Treatment

CytoCore Focus • Four technologies, used individually or as a unified solution, for the detection of precancerous (dysplasia) and cancerous lesions, and for the treatment of dysplasia — SoftPAP ™ — Automated Imaging Proteomic System (AIPS™) — Assays — PadKit® — Future — Drug Delivery System

CytoCore Solutions™ Collection Analysis Assays and SoftPAP™ Biomarkers: Cervical Cell Proprietary reagents Collector: used to identify Collects patient abnormal cells cytology samples Future — Drug Delivery AIPS™ Platform: System: Computer-assisted Delivers therapeutic microscope platform for agents directly to the evaluation of surface of cervix cytological specimens Treatment

Market Overview

	U.S.	ROW	Total
SoftPAP™	$0.30B	$0.60B	$0.90B
AIPS™- Workstations	$1.20B	$1.20B	$2.40B
AIPS™- Imagers	$1.60B	$1.60B	$3.20B
AIPS™- Procedures	$2.30B	$1.80B	$4.10B
Assays	$0.90B	$1.40B	$2.30B
PadKit®	$0.005B	$0.20B	$0.205B
CytoCore Solutions™	$6.305B	$6.80B	$13.105B

CytoCore inc.
core solutions for innovative care.

Current Standard of Care: Pap Test • The Pap test, also called the “Pap smear”, is the current standard of care in the screening for cervical cancer • Used for the detection of pre-cancerous and cancerous cervical and endocervical lesions • Administered to 60M women each year in the U.S.; 120M Rest of World; 180M total • Typically about 2% of all pap smears are false negatives (pre-cancerous conditions are missed in approximately 1.2M women in United States) • Typically 10% of all pap smears are false positive (cost systems $1B per year)

Target Market: Cervical Cancer • 2nd leading cause of female cancer mortality worldwide · When found and treated early, it can typically be cured • Existing treatments include surgery, radiation therapy, and chemotherapy • About 11,000 American women are diagnosed with invasive cervical cancer each year and about 4,000 women will die each year from the disease

SoftPAP™ : 360 Degrees of Collection • FDA Cleared (1/31/08) • CE Marked in Europe (11/30/07) • Single step collection of cells from the ectocervix and endocervix • Intended to improve patient experience and comfort • Alternative to intrusive spatula and brush scraping techniques with a touch method for cell collection • Designed to improve accuracy of Pap tests

SoftPAP™ Features and Benefits • Features • Benefits to Consumers — 360° of detection produces a — More accurate cancer detection through reduced false negatives more comprehensive sample — Increased peace of mind due to — Produces fewer false positive fewer false positives and readings unnecessary trips to the doctor — Produces fewer false negative readings • Benefits to Doctors — Bundled collector and — Enhanced image as a leader in preservative Women’s Health • Removes cost differential from — New revenue stream generic collector/branded preservative products. — More accurate results • Collector becomes eligible for insurance reimbursement as a — Improved collector with no increase bundled product. in cost — Reduced test variability across large practices

SoftPAP™ Technique

SoftPAP™ Trial Results This trial was conducted at seven sites within the continental US. The same IRB protocol was followed at all sites. The objective of the trial was to assess the adequacy, efficacy, and safety between the SoftPAP™ cervical cell collector and the standard Cytobrush/Spatula technique. Analysis from 703 data samples follow. Adequacy of Cells for Diagnosis % Satisfactory/Not Limited SoftPAP™ Totals 98.6 % Brush Totals 99.2 % Efficacy (2 of 3 consensus) False Positives False Negatives SoftPAP™ -All Slides 15.6% 7.3% Brush — All Slides 22.9% 9.9% Reduction 33% 26% SoftPAP™ vs. Brush ** Sensitivity (the ability to detect abnormal cells) for SoftPAP™ was 89.7% vs. 86.3% for Brush/Spatula ** Results show a lower number of endocervical cells, but a higher number of metaplastic cells collected by the SoftPAP™

SoftPAP™ Marketing Plan • Action Plan — Define target geographies, physicians and laboratories — Create consumer awareness through women’s groups and events — Distribution of marketing materials to local market — Partnering with Laboratories — also a precursor to AIPS — Implementation of online re-order processing — Hire a energetic, motivated, internet savvy and aggressive sales force — Create YouTube viral ad campaign — Gather testimonials — Create new and enhanced marketing and sales materials • Expected Results — Targeting specific local markets and approaching the medical community will open doors to patient testimonials

AIPS™ Features Benefits — Fourth Generation system for computer assisted evaluation of cell — Open system is more flexible, samples economical — Expands family of products — Automated analysis — Proprietary software provides image — Transferability of data capture, evaluation, mapping and — Faster readings data management, and location-guided review when used with — Easier data archiving CytoCore assay chemistries — Digital image capture — Platform for future strategic partnerships — Can support all conventional cytology assays — Worldwide potential

AIPS™ Small Lab Configuration Multiple Workstations Print reports Data Entry Features: — Dedicated Data Entry PC Database central repository — Specimen screening and slide reporting — Multiple Workstations connected together enables collaboration and data sharing — Central data base repository

AIPS™ Large Lab Configuration AIPS Biomarker Assay AIPS Slide Scanner Print reports Multiple Workstations Features: Data Entry — Slide Scanner + biomarker prescreens slides identifying areas of interest — Dedicated Data Entry PC Database central Laboratory LIS — Specimen screening and slide reporting repository (future) — Multiple Workstations connected together enables collaboration and data sharing — Central database repository — Interface to Laboratory LIS (future)

AIPS™ AIPS market • Independent labs and hospitals with outreach (8,730) • They represent 79% of the 30% US Market 20% • Large labs (LabCorp and Hospitals w/. 10% Outreach Quest) represent 21% of the 0% market 2005 2007 • 84% of Hospitals are pleased with the profitability of their outreach program.

Assays Proprietary chemical and immunochemical reagents for the detection and evaluation of cancerous and pre-cancerous cells in cytological samples.

Assays Target Market: Endometrial Cancer • 4th most common cancer in women in the US after breast, lung, and colon cancers • No early stage screening process is available. Typically discovered at a late stage as a result of follow-up of overt symptoms • Pre-symptomatic disease is often successfully treated by surgical methods • Existing methods: (surgery, radiation therapy, hormone therapy, and chemotherapy) have limited success in treating symptomatic disease • About 40,000 American women receive a diagnosis of endometrial cancer each year and about 7,000 women will die each year from the disease

PadKit® • Collects samples that can be used in a wide variety of tests • Can be used in conjunction with SoftPAP ™ • Uniquely suited for use in a large specialized market segment where SoftPAP ™ is not appropriate

Drug Delivery System • Delivers therapeutic and other agents directly onto lesion • Can achieve high drug concentrations at the site of lesion • Circumvents exposure of surrounding/remote normal tissues • Reduces drug-related systemic and local side effects